EXHIBIT 4(c)

                          [FORM OF CERTIFICATE OF AMENDMENT]


                               CERTIFICATE OF AMENDMENT
                                        OF THE
                               ORGANIZATION CERTIFICATE
                                          OF
                         GENERAL ELECTRIC CAPITAL CORPORATION
                        UNDER SECTION 8005 OF THE BANKING LAW

                    We, the undersigned, _______________ and Burton J. Kloster, Jr., being respectively ________________________ and the Secretary of General Electric Capital Corporation, do hereby certify and set forth:

                    1.   The name  of this corporation  is General Electric
          Capital Corporation.   The name  under which the  corporation was
          formed was General Electric Credit Corporation.

                    2. The Organization Certificate of General Electric Capital Corporation was filed by the Superintendent of Banks of he State of New York on the 6th day of October, 1943, and in the office of the Clerk of New York County on the 21st day of
          October, 1943. A Restated Organization Certificate was filed by the Superintendent of Banks of the State of New York on the 28th day of November, 1988 (hereinafter the "Restated Organization Certificate"). Certificates of Amendment of the Organization Certificate were filed by the Superintendent of Banks of the State of New York on the 21st day of December, 1988, the 22nd day of December, 1989, the 28th day of September, 1990, the 18th day of October, 1990, the 14th day of November, 1990, the 6th day of December, 1990 and the 21st day of April, 1995 (hereinafter the "Certificates of Amendment"). The Restated Organization Certificate as amended by such Certificates of Amendment is hereinafter referred to as the "Organization Certificate."

                    3. Paragraph Third of the Organization Certificate, which Paragraph relates to the amount of capital stock of this corporation, is amended so as to add the following provisions authorizing a series and stating the numbers, designations and certain relative rights, preferences and limitations of such series, as fixed by a resolution of a committee of the Board of Directors of the corporation to which the Board of Directors has duly delegated such authority, at the end of subparagraph (c) thereof, following section __________________, as follows:

                    "SECTION ________________:    Variable       Cumulative
          Preferred Stock, Series __

                    A.   Designation.
                         -----------

                    There is hereby created a series of the Variable Cumulative Preferred Stock, to consist of ____________ shares and to be designated the "Variable Cumulative Preferred Stock, Series ___" (hereinafter the "Series __" Shares).

                    B.  Dividends.
                        ---------

                    The  initial dividend  rate for  the  Series __  Shares
          shall be ___% per annum.   The initial Dividend Period  shall end
          for the Series __ Shares on _____________ __, 199_.

                    C.  Certain Redemption Prices.
                        -------------------------

                    Notwithstanding the provisions of clause (ii) of paragraph A of SECTION EIGHT of subparagraph (c) of Paragraph Third, in the case of any Series __ Shares with a Dividend Period equal to or more than two (2) years, any redemption price determined by the corporation prior to the commencement of such Dividend Period shall not be less than One Hundred Thousand Dollars ($100,000) per share, plus accumulated and unpaid dividends to the date fixed for redemption.

                    D.   Auction Method.
                         --------------

                    Notwithstanding any provisions to the contrary contained in Paragraph Third of the Organization Certificate, the Auction Method shall be the sole method for determining Dividend Periods and Dividends Rates for the Series __ Shares; accordingly, the following amendments to Paragraph Third are hereby made with respect to the Series __ Shares:

                         SECTION  ONE:  (i)  the  definitions  of  "Auction
               Stock", "Auction Stock Depository", "Available Auction Stock", and "Subject Auction Stock" are amended to "Stock", "Auction Depository", "Available Stock" and "Subject Stock", respectively; (ii) the definitions of "Converted Remarketed Stock", "Remarketed Stock", "Remarketing Agent", "Remarketing Depository", "Remarketing Method" and "Remarketing Procedures" are deleted; and (iii) the definition of "Dividend Determination Method" or "Method" is amended and restated to read in its entirety, "'Dividend Determination Method' or 'Method' shall mean the Auction Method". Each reference to any of the terms set forth in
               (i) or (iii) above as used throughout Paragraph Third of the Organization Certificate shall be a reference to such terms as so amended or restated, respectively, and each reference to a term set forth in (ii) above shall be deleted.

                         SECTION THREE: the words "either all" and "or all"
               appearing in the seventh line thereof are deleted.

                         SECTION  FOUR: (i) the  word "either" in  the 16th
               line of paragraph B is deleted together with the remaining text of paragraph B from the sentence beginning with the words "Subject to" in the seventeenth line thereof; (ii) paragraph E is deleted in its entirety; (iii) the word "or" appearing in the third line of paragraph F is deleted; and
               (iv) the words "and the" appearing in the third and sixteenth line are deleted.

                         SECTION  SIX:  the  section   is  deleted  in  its
               entirety.

                         SECTION SEVEN: (i) the words "or the" appearing in
               the fourth line of paragraph A are deleted; (ii) the remaining text of the first sentence of paragraph F following the word "Depository" in the sixth line thereof is deleted; and (iii) the remaining text of the second sentence of paragraph F following the word "Depository" in the twelfth line thereof is deleted.

                    4. The foregoing amendment of Paragraph Third of the Organization Certificate was authorized by a resolution of the Board of Directors adopted at a meeting duly called and held on the ___ day of _____________, 199_, such resolution having been adopted pursuant to authority granted to the Board of Directors or a committee of the Board of Directors in the Organization Certificate referred to in paragraph 2 which was authorized by resolutions of the Board of Directors and by consent of the sole common stockholder of the corporation.

                    IN WITNESS WHEREOF, this Certificate has been signed this ____ day of __________, 199_.


                                        _________________________________
                                        [Name]
                                        [Title]



                                        _________________________________
                                        Burton J. Kloster, Jr.
                                        Secretary

          STATE OF CONNECTICUT     )
                                   :    ss.:
          COUNTY OF FAIRFIELD      )



          ______________________ and Burton J. Kloster, Jr., each being duly sworn, respectively deposes and says: that the said _______________ is the __________________________ and that the said Burton J. Kloster, Jr. is the Secretary of General Electric Capital Corporation, the corporation executing the foregoing instrument; that each of them has read the same and that the statements contained therein are true and they have been authorized to execute and file the foregoing Certificate of Amendment by resolution of a duly authorized committee of the Board of Directors adopted at a meeting duly called and held on the ___ day of __________, 199_.


                                             _____________________________
                                             [Name]
                                             [Title]


                                             _____________________________
                                             Burton J. Kloster, Jr.
                                             Secretary


          Subscribed and sworn to
          before me this ___ day of
          ______________, 199_



          ___________________________
          Notary Public